Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. ss.1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Solely for the purposes of complying with, and the extent required by 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certifies, in his capacity as the Chief Financial Officer of Jupiter Enterprises, Inc. (the “Company”) that, to his knowledge:

                        * the periodic report of the Company on Form 10-QSB for the period ended September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

                        * the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 13, 2004	By:	/s/ Alexander Chen
Alexander Chen, Chief Financial Officer